

Kevetrin
Cisplatin
LUNG
A-549
NCI-H460
NCI-H522
HEAD AND NECK
KB
Hep-2
SCC-61
COLON
HCT 116
HT-29
SW-480
SW-620
CoLo 205
BREAST
MCF-7
SKBr-3
MDA-MB-231
OVARY
IGROv-1
OvCar-3
OvCar-5
SKOv-3
A2780
2008
CERVIX
HeLa-M
HeLa-S3
PROSTATE
DU-145
PC3
LnCaP
GLIOMA
SNB-19
U-251
SARCOMA
HT-1080
SaOs-2
U2-Os
LEUKEMIA
HL-60
CEM
-3 -2 -1 0 1 2 3
-4 -3 -2 -1 0 1 2 3 4
SENSITIVE
RESISTANT
SENSITIVE
RESISTANT